Exhibit 99.1
Investors: Scott Wenhold
Graphic Packaging Holding Company
770-644-3062
Media: Lois Becton
Graphic Packaging Holding Company
770-644-3515
Graphic Packaging Holding Company Reports Fourth Quarter and Full Year 2008 Results
Fourth Quarter Highlights
•	Net sales of $1,047.7 million in the fourth quarter 2008 increased $445.8 million or 74 percent over the prior year quarter.

•	Adjusted EBITDA was $103.1 million compared to Adjusted EBITDA of $82.7 million in the prior year quarter.

•	Annualized synergies exceeded $67 million, well ahead of pace to achieve target of $90 million by 2010.

•	Net debt was reduced by approximately $119 million since the combination with Altivity last March.
MARIETTA, Ga., February 26, 2009. Graphic Packaging Holding Company (NYSE: GPK), a leading provider of packaging solutions to food, beverage and other consumer products companies, today reported a Net Loss for the fourth quarter 2008 of $(57.7) million, or $(0.17) per share, based upon 342.6 million weighted average shares. Excluding $15.5 million of charges primarily related to the write-off of the company’s #2 paper machine in West Monroe, LA and $3.3 million of charges associated with the combination with Altivity Packaging, LLC (“Altivity”), Adjusted Net Loss for the quarter was $(38.9) million, or $(0.11) per share. This compares to a fourth quarter 2007 Net Loss of $(0.7) million, or $(0.00) per share and a fourth quarter 2007 Adjusted Net Loss of $(7.3) million, or $(0.04) per share based upon 202.1 million weighted average shares.

For the full year 2008, Net Loss was $(99.7) million, or $(0.32) per share based on 315.8 million weighted average shares. This compares to a 2007 Net Loss of $(74.6) million or (0.37) per share based on 201.8 million shares. Excluding the West Monroe #2 paper machine write-off and $42.1 million of charges associated with the combination with Altivity, full year 2008 Adjusted Net Loss was $(42.1) million or $(0.13) per share compared to a full year 2007 Adjusted Net Loss of $(56.0) million or $(0.28) per share.
“Despite experiencing $240 million of cost inflation during the year, our 2008 pro forma EBITDA remained relatively flat to the prior year. We were able to accomplish this through a number of initiatives, including price increases which totaled approximately $110 million. Additionally, our cost reduction initiatives contributed another $70 million to 2008 results. This marks the fifth consecutive year that Graphic has delivered significant cost savings. Finally, the integration of Altivity is well ahead of our original timeline as we achieved annualized synergies in excess of $67 million by the end of 2008.”
“We have also reduced net debt by approximately $119 million since closing the combination with Altivity last March. A major driver of this debt reduction was our focus on working capital in the second half of the year. In particular, we have been highly focused on inventory control and remain committed to managing capacity to reflect demand. As a result, in addition to the permanent shut-down of our #2 SUS paper machine and the idling of our medium machine for the last two weeks of the year in West Monroe, LA, we also elected to take a total of 43 days of market-related downtime across our recycled board mill system in the fourth quarter. As a result, we reduced inventory levels by approximately $37 million, which helped to generate over $140 million of operating cash flow in the fourth quarter alone.”
Net Sales
Net sales increased 74.0% to $1,047.7 million during fourth quarter 2008, compared to fourth quarter 2007 net sales of $601.9 million. Full year 2008 net sales were $4,079.4 million, or 68.5%

higher than 2007 net sales of $2,421.2 million. When comparing against the prior year quarter, net sales in the fourth quarter of 2008 were positively impacted by:
•	$470 million from the inclusion of Altivity results; and

•	$10 million of favorable pricing;
Net sales were negatively impacted by:
•	$24 million related to volume and mix; and

•	$10 million due to unfavorable foreign currency exchange rates;
Attached is supplemental data showing fourth quarter 2008 net sales and net tons sold by each of the Company’s business segments: Paperboard Packaging, Multi-wall Bag and Specialty Packaging. Pro forma net sales and pro forma net tons sold are also shown, each assuming that the combination with Altivity occurred on January 1, 2007 and excluding fourth quarter 2007 results for the two coated recycled board mills divested in September 2008.
EBITDA
EBITDA for fourth quarter 2008 was $84.3 million. Excluding $15.5 million of charges primarily related to the write-off of the company’s #2 paper machine in West Monroe, LA and $3.3 million of charges associated with the combination with Altivity, Adjusted EBITDA was $103.1 million. This compares to fourth quarter 2007 EBITDA of $89.3 million and Adjusted EBITDA of $82.7 million. Full year 2008 EBITDA was $413.3 million without a pro forma adjustment for the full year benefit of Altivity EBITDA. Excluding the West Monroe #2 paper machine write-off and $42.1 million of charges associated with the combination with Altivity, full year 2008 Adjusted EBITDA was $470.9 million compared to 2007 Adjusted EBITDA of $339.1 million. When comparing against the prior year quarter, Adjusted EBITDA in the fourth quarter of 2008 was positively impacted by:
•	$45 million from the inclusion of Altivity results;

•	$17 million of lower operating costs as a result of ongoing continuous improvement programs and lower compensation expense; and

•	$10 million of favorable pricing;
Fourth quarter 2008 Adjusted EBITDA was negatively impacted by:
•	$32 million of higher input costs primarily related to increased prices for chemicals, energy, caustic soda, and virgin fiber;

•	$13 million of costs primarily resulting from the shutdown of the #2 paper machine;

•	$4 million related to volume and mix; and

•	$2 million of unfavorable foreign currency translation.
Other Results
At the end of the fourth quarter of 2008, the Company’s total debt was $3,183.8 compared to debt of $1,878.4 million at the end of 2007. Approximately $1.2 billion of debt was assumed in connection with the combination with Altivity. At December 31, 2008, the Company had $143.2 million drawn from its $400 million revolving facility. In light of the unprecedented and continuing volatility in the credit and securities markets, as opposed to reducing debt, the Company kept $160 million invested in short-term investments that are fully collateralized by U.S. Treasuries. Including Cash and Cash Equivalents, as of December 31, 2008, the Company had available liquidity of $390.5 million.
Net interest expense was $58.2 million for fourth quarter 2008, as compared to net interest expense of $40.3 million in fourth quarter 2007. Full year 2008 net interest expense was $215.4 million compared to $167.8 million in 2007. The increase was primarily due to the additional debt assumed in the combination with Altivity.

Fourth quarter 2008 income tax expense was $9.4 million and full year 2008 income tax expense was $34.4 million. Both the fourth quarter and full year expense was predominately attributable to the noncash expense associated with the amortization of goodwill for tax purposes. The Company has a $1.4 billion net operating loss carry-forward that is available to offset future taxable income in the United States.
Capital expenditures for fourth quarter 2008 were $56.9 million compared to $34.3 million in the fourth quarter of 2007. Approximately $4.8 million of fourth quarter 2008 capital expenditures were related to the inclusion of Altivity results. For the full year 2008, capital expenditures were $183.3 million compared to $95.9 million in 2007. Approximately $33.0 million of 2008 capital expenditures were related to the inclusion of Altivity results.
Under the terms of its Credit Agreement, the Company must comply with a maximum consolidated secured leverage ratio. As of December 31, 2008, the Company’s ratio was 3.60 to 1.00, in compliance with the required maximum ratio of 5.00 to 1.00. The calculation of this covenant and the Company’s net debt along with a tabular reconciliation of EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Pro Forma Net Sales, Credit Agreement EBITDA and Adjusted Net Loss to Net Loss is attached to this release.
Quarterly Pro Forma Comparisons
All pro forma results referenced in this release give effect to the combination with Altivity as if it had occurred on January 1, 2007 and exclude fourth quarter 2007 results for the two divested mills. The pro forma information is not necessarily indicative of what the combined companies’ results of operations actually would have been if the combination had been completed on the date indicated.
•	Fourth quarter 2008 Pro Forma Adjusted Net Loss of $(38.9) million or $(0.11) per share compares to fourth quarter 2007 Pro Forma Net Loss of $(19.0) million or $(0.06) per share. Full year 2008 Pro Forma Adjusted Net Loss of $(62.9) million or

$(0.18) per share compares to 2007 Pro Forma Adjusted Net Loss of $(69.3) million or $(0.20) per share.

•	Fourth quarter 2008 Pro Forma Net Sales of $1,047.7 million were 1.5 percent lower than fourth quarter 2007 Pro Forma Net Sales of $1,063.7 million. Full year 2008 Pro Forma Net Sales of $4,470.5 million were 2.1% higher than 2007 Pro Forma Net Sales of $4,378.2 million.

•	Fourth quarter 2008 Pro Forma Adjusted EBITDA of $103.1 million compares to fourth quarter 2007 Pro Forma Adjusted EBITDA of $120.5 million. Full year 2008 Pro Forma Adjusted EBITDA of $501.7 million compares to 2007 Pro Forma Adjusted EBITDA of $510.2 million.
Earnings Call
The Company will host a conference call at 10:00 am eastern time on Friday, February 27, 2009 to discuss the results of the fourth quarter and full year 2008. To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID# 82549519). Listeners may also access the audio webcast at the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com. Replays of the call can be accessed for one week by dialing 800-642-1687.
Forward Looking Statements
Any statements of the Company’s expectations in this press release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, statements regarding availability of the Company’s net operating loss and our ability to recognize $90 million of annualized synergies by 2010, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, the Company’s substantial amount of debt, inflation of and volatility in raw material and energy costs, volatility in the credit and securities markets, cutbacks in consumer spending that could affect demand for the Company’s products, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives and cost reduction plans, currency movements and other risks of conducting business internationally, and the impact of regulatory and litigation matters, including those that impact the Company’s ability to protect and use its intellectual property. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s periodic filings with the SEC.
About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE:GPK), headquartered in Marietta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies. The Company is one of the largest producers of folding cartons and holds a leading market position in coated-recycled boxboard and specialty bag packaging. The Company’s customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products is available on the Company’s web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
In millions, except share and per share amounts	2008	2007

ASSETS
Current Assets:
Cash and Cash Equivalents	$169.6	$9.3
Receivables, Net	369.6	226.7
Inventories	532.0	318.6
Other Current Assets	56.9	31.7

Total Current Assets	1,128.1	586.3

Property, Plant and Equipment, Net	1,935.1	1,376.2
Goodwill	1,204.8	641.5
Intangible Assets, Net	664.6	140.4
Other Assets	50.0	32.9

Total Assets	$4,982.6	$2,777.3

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$18.6	$6.6
Accounts Payable	333.4	222.4
Other Accrued Liabilities	333.6	177.8

Total Current Liabilities	685.6	406.8

Long-Term Debt	3,165.2	1,871.8
Deferred Tax Liabilities	187.9	141.5
Accrued Pension and Postretirement Benefits	373.6	170.3
Other Noncurrent Liabilities	43.4	42.9

Total Liabilities	4,455.7	2,633.3

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 342,522,470 and 200,978,569 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	3.4	2.0
Capital in Excess of Par Value	1,955.4	1,191.6
Accumulated Deficit	(1,075.4)	(975.7)
Accumulated Other Comprehensive Loss	(356.5)	(73.9)

Total Shareholders’ Equity	526.9	144.0

Total Liabilities and Shareholders’ Equity	$4,982.6	$2,777.3

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions, except per share amounts	2008	2007	2008	2007

Net Sales	$1,047.7	$601.9	$4,079.4	$2,421.2
Cost of Sales	945.8	513.0	3,596.9	2,089.4
Selling, General and Administrative	89.2	49.5	332.7	179.2
Research, Development and Engineering	2.0	2.5	8.0	9.2
Other Income, Net	0.7	(0.9)	(8.1)	(7.8)

Income from Operations	10.0	37.8	149.9	151.2

Interest Income	0.3	0.1	1.3	0.4
Interest Expense	(58.5)	(40.4)	(216.7)	(168.2)
Loss on Early Extinguishment of Debt	—	—	—	(9.5)

Loss before Income Taxes and Equity in Net Earnings of Affiliates	(48.2)	(2.5)	(65.5)	(26.1)

Income Tax Expense	(9.4)	(4.8)	(34.4)	(23.9)

Loss before Equity in Net Earnings of Affiliates	(57.6)	(7.3)	(99.9)	(50.0)

Equity in Net (Loss) Earnings of Affiliates	(0.1)	0.2	1.1	0.9

Loss from Continuing Operations	(57.7)	(7.1)	(98.8)	(49.1)

Income (Loss) from Discontinued Operations, Net of Taxes	—	6.4	(0.9)	(25.5)

Net Loss	$(57.7)	$(0.7)	$(99.7)	$(74.6)

(Loss) Income Per Share — Basic & Diluted
Continuing Operations	$(0.17)	$(0.03)	$(0.32)	$(0.24)
Discontinued Operations	—	0.03	—	(0.13)

Total	$(0.17)	$(0.00)	$(0.32)	$(0.37)

Weighted Average Number of Shares Outstanding — Basic	342.6	202.1	315.8	201.8
Weighted Average Number of Shares Outstanding — Diluted	342.6	202.1	315.8	201.8

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	December 31,
In millions	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(99.7)	$(74.6)
Noncash Items Included in Net Loss:
Depreciation and Amortization	264.3	194.8
Loss on Early Extinguishment of Debt	—	9.5
Deferred Income Taxes	28.0	19.0
Pension, Postemployment and Postretirement Benefits Expense, Net of Contributions	(38.4)	(7.2)
Amortization of Deferred Debt Issuance Costs	7.9	6.9
Inventory Step Up Related to Activity	24.4	—
Write-off #2 Paper Machine	12.6	—
Loss on Disposal of Assets	2.3	2.4
Impairment Charge	—	18.6
Other, Net	1.8	8.2
Changes in Operating Assets & Liabilities	(20.4)	(35.9)

Net Cash Provided by Operating Activities	182.8	141.7

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(183.3)	(95.9)
Acquisition Costs Related to Activity	(30.3)	—
Cash Acquired Related to Activity	60.2	—
Proceeds from Sales of Assets, Net of Selling Costs	20.3	9.5
Other, Net	(9.3)	(4.4)

Net Cash Used in Investing Activities	(142.4)	(90.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Debt	1,200.0	1,135.0
Payments on Debt	(1,195.9)	(1,180.0)
Borrowings under Revolving Credit Facilities	985.8	848.4
Payments on Revolving Credit Facilities	(853.4)	(846.3)
Debt Issuance Costs	(16.3)	(7.0)
Other, Net	(0.4)	(0.1)

Net Cash Provided by (Used in) Financing Activities	119.8	(50.0)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	0.1	1.1

Net Increase in Cash and Cash Equivalents	160.3	2.0

Cash and Cash Equivalents at Beginning of Period	9.3	7.3

Cash and Cash Equivalents at End of Period	$169.6	$9.3

Reconciliation of Non-GAAP Financial Measures
     The table below sets forth the Company’s earnings before interest expense, income tax expense, equity in the net earnings of the Company’s affiliates, loss on early extinguishment of debt, depreciation and amortization (“EBITDA”), Adjusted EBITDA, and Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) exclude charges associated with the Company’s combination with Activity Packaging, LLC, the retirement of machinery, and other strategic plant and machinery mobilization. Adjusted EBITDA and Adjusted Net Income (Loss) for the prior year periods exclude impairment charges related to Graphic Packaging International Sweden. The Company’s management believes that the presentation of EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) provides useful information to investors because these measures are important measures that management uses in assessing the Company’s performance. EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.
     EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In Millions	2008	2007	2008	2007

Net Loss	$(57.7)	$(0.7)	$(99.7)	$(74.6)
Add (Subtract):
Income Tax Expense	9.4	4.8	34.4	23.9
Equity in Net Earnings of Affiliates	0.1	(0.2)	(1.1)	(0.9)
Interest Expense, Net	58.2	40.3	215.4	167.8
Loss on Early Extinguishment of Debt	—	—	—	9.5
Depreciation and Amortization	74.3	45.1	264.3	194.8

EBITDA	84.3	89.3	413.3	320.5
Charges Associated with Combination with Activity	3.3	—	42.1	—
#2 Paper Machine Write-off at West Monroe and Other Charges	15.5	—	15.5	—
Impairment Charge	—	(6.6)	—	18.6

Adjusted EBITDA	$103.1	$82.7	$470.9	$339.1

Net Loss	$(57.7)	$(0.7)	$(99.7)	$(74.6)
Charges Associated with Combination with Activity	3.3	—	42.1	—
#2 Paper Machine Write-off at West Monroe and Other Charges	15.5	—	15.5	—
Impairment Charge	—	(6.6)	—	18.6

Adjusted Net Loss	$(38.9)	$(7.3)	$(42.1)	$(56.0)

Per Share — Basic & Diluted Net Loss	$(0.17)	$(0.00)	$(0.32)	$(0.37)
Charges Associated with Combination with Activity	0.01	—	0.14	—
#2 Paper Machine Write-off at West Monroe and Other Charges	0.05	—	0.05	—
Impairment Charge	—	(0.04)	—	0.09

Adjusted Net Loss	$(0.11)	$(0.04)	$(0.13)	$(0.28)

Calculation of Net Debt:	2008
	December31,	March31,

Short-Term Debt and Current Portion of Long-Term Debt	$18.6	$20.3
Long-Term Debt	3,165.2	3,134.4
Less:
Cash and Cash Equivalents	(169.6)	(21.9)

Total Net Debt	$3,014.2	$3,132.8

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures (continued)
Pro Forma Results
     The following pro forma results for the three months and twelve months ended December 31, 2007, respectively, and the twelve months ended December 31, 2008, give effect to Graphic Packaging Corporation’s combination with Activity Packaging, LLC as if it had occurred on January 1, 2007 and excludes the fourth quarter 2007 results for the two coated recycled board mills divested in September 2008. The Company’s management believes that the pro forma presentation provides useful information to investors that in light of the Company’s recent combination with Activity Packaging, LLC. The pro forma information is not necessarily indicative of what the combined companies’ results of operations actually would have been if the transaction had been completed on the date indicated.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In Millions	2008	2007	2008	2007

Net Sales	$1,047.7	$601.9	$4,079.4	$2,421.2
Activity Net Sales	—	461.8	391.1	1,957.0

Pro Forma Net Sales	$1,047.7	$1,063.7	$4,470.5	$4,378.2

Pro Forma Net Loss	$(57.7)	$(12.4)	$(120.5)	$(87.9)
Add (Subtract):
Income Tax Expense	9.4	6.2	35.1	26.9
Equity in Net Earnings of Affiliates	0.1	(0.2)	(1.1)	(0.9)
Interest Expense, Net	58.2	58.7	246.9	244.9
Loss on Early Extinguishment of Debt	—	—	—	9.5
Depreciation and Amortization	74.3	74.8	283.7	299.1

Pro Forma EBITDA	84.3	127.1	444.1	491.6
Charges Associated with Combination with Activity	3.3	—	42.1	—
#2 Paper Machine Write-off at West Monroe and Other Charges	15.5	—	15.5	—
Impairment Charges	—	(6.6)	—	18.6

Pro Forma Adjusted EBITDA	$103.1	$120.5	$501.7	$510.2

Pro Forma Net Loss	$(57.7)	$(12.4)	$(120.5)	$(87.9)
Charges Associated with Combination with Activity	3.3	—	42.1	—
#2 Paper Machine Write-off at West Monroe and Other Charges	15.5	—	15.5	—
Impairment Charge	—	(6.6)	—	18.6

Pro Forma Adjusted Net Loss	$(38.9)	$(19.0)	$(62.9)	$(69.3)

Per Share — Basic & Diluted Pro Forma Net Loss	$(0.17)	$(0.04)	$(0.35)	$(0.25)
Charges Associated with Combination with Activity	0.01	—	0.12	—
#2 Paper Machine Write-off at West Monroe and Other Charges	0.05	—	0.05	—
Impairment Charge	—	(0.02)		0.05

Pro Forma Adjusted Net Loss	$(0.11)	$(0.06)	$(0.18)	$(0.20)

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,

2008
Net Tons Sold (000’s):
Paperboard Packaging	535.7	705.5	748.4	640.0
Multi-wall Bag	27.8	75.2	75.3	67.3
Specialty Packaging (1)	1.6	7.4	7.5	5.7

Total	565.1	788.1	831.2	713.0

Net Sales ($ Millions):
Paperboard Packaging	$657.1	$928.5	$946.9	$844.9
Multi-wall Bag	50.0	143.5	145.3	139.3
Specialty Packaging	17.2	69.7	73.5	63.5

Total	$724.3	$1,141.7	$1,165.7	$1,047.7

(1) Tonnage is not applicable to the majority of the Specialty Packaging segment due to the nature of products sold (e.g. inks, labels, etc.)

2007
Net Tons Sold (000’s):

Paperboard Packaging	462.3	484.9	470.6	456.1
Multi-wall Bag	12.4	12.0	13.7	13.5

Total	474.7	496.9	484.3	469.6

Net Sales ($ Millions):
Paperboard Packaging	$565.0	$604.7	$590.6	$580.3
Multi-wall Bag	19.1	18.4	21.5	21.6

Total	$584.1	$623.1	$612.1	$601.9

Note:	Tonnage and net sales amounts have been retrospectively adjusted for discontinued operations.

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data (continued)
Pro Forma Results
     The following pro forma results for the three months and twelve months ended December 31, 2007, respectively, and the twelve months ended December 31, 2008, give effect to Graphic Packaging Corporation’s acquisition of Altivity Packaging, LLC as if it had occurred on January 1, 2007 and excludes the fourth quarter 2007 results for the two coated recycled board mills divested in September 2008. The Company’s management believes that the pro forma presentation provides useful information to investors that in light of the Company’s recent combination with Altivity Packaging, LLC. The pro forma information is not necessarily indicative of what the combined companies’ results of operations actually would have been if the transaction had been completed on the date indicated.

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,

2008
Net Tons Sold (000’s):
Paperboard Packaging	723.4	705.5	748.4	640.0
Multi-wall Bag	73.3	75.2	75.3	67.3
Specialty Packaging (1)	7.1	7.4	7.5	5.7

Total	803.8	788.1	831.2	713.0

Net Sales ($ Millions):
Paperboard Packaging	$900.9	$928.5	$946.9	$844.9
Multi-wall Bag	144.2	143.5	145.3	139.3
Specialty Packaging	70.3	69.7	73.5	63.5

Total	$1,115.4	$1,141.7	$1,165.7	$1,047.7

(1) Tonnage is not applicable to the majority of the Specialty Packaging segment due to the nature of products sold (e.g. inks, labels, etc.)

2007
Net Tons Sold (000’s):
Paperboard Packaging	700.4	727.5	718.8	665.8
Multi-wall Bag	71.4	71.0	74.8	73.4
Specialty Packaging	6.2	6.5	6.9	6.1

Total	778.0	805.0	800.5	745.3

Net Sales ($ Millions):

Paperboard Packaging	$868.8	$916.7	$914.9	$856.5
Multi-wall Bag	138.3	133.8	141.5	140.1
Specialty Packaging	62.5	65.4	72.6	67.1

Total	$1,069.6	$1,115.9	$1,129.0	$1,063.7

Note:	Tonnage and net sales amounts have been retrospectively adjusted for discontinued operations.